Exhibit 5.1

Morse, Zelnick, Rose & Lander, LLP

825 Third Avenue

New York 10022

March 9, 2016

Manhattan Bridge Capital, Inc.

MBC Funding II Corp.

60 Cutter Mill Road

Great Neck, New York 11021

RE:      Registration on Form S-11

Gentlemen:

We have acted as special counsel to Manhattan Bridge Capital, Inc., a New York corporation (“MBC”) and MBC Funding II Corp., a New York corporation (“Funding”), in connection with the registration statement on Form S-11 (together, with the exhibits, thereto, the “Registration Statement”) to be filed on the date hereof by MBC and Funding with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale by Funding of up to $9,990,000 aggregate principal amount of its senior secured notes maturing ten years from the date of issuance (the “Notes”), the repayment of which, together with all accrued but unpaid interest thereon, will be fully and unconditionally guaranteed by MBC (the “Guarantee”). The Notes and the Guarantee will be issued by Funding and MBC, respectively, pursuant to the terms of an Indenture Agreement (together with the exhibits thereto, the “Indenture”), a form of which is included in the Registration Statement as Exhibit 4.5.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)           the Registration Statement, including all of the exhibits thereto;

(ii)          the form of Indenture filed as an exhibit to the Registration Statement;

(iii)         copies of actions by the unanimous written consent of the board of directors of Funding (the “Funding Board”), March 8, 2016, as certified by Vanessa Kao, the corporate secretary of Funding;

(iv)         the meeting Minutes of the board of directors of MBC (the “MBC Board”), dated March 8, 2016, as certified by Vanessa Kao, the corporate secretary of MBC;

(v)          a certificate, dated March 2, 2016, from the Secretary of State of the State of New York as to Funding’s existence and good standing in such jurisdiction; and

(vi)         a certificate, dated March 8, 2016, from the Secretary of State of the State of New York as to MBC’s existence and good standing in such jurisdiction.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the MBC and Funding and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the MBC, Funding and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than MBC and Funding, had the power, corporate or other, to enter into, deliver and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as to the Funding or MBC, as the case may be, the validity and binding effect thereof on such parties. We have also assumed that each of MBC and Funding has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, that MBC has duly authorized the actions taken in its capacity as the sole shareholder of Funding and that each of MBC and Funding has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Registration Statement to the extent a party thereto.

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of MBC or Funding, as applicable and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Notes and the Guarantee may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    With respect to the Notes, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) a “final” prospectus with respect to the Notes has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the underwriting agreement with respect to the Notes has been duly authorized, executed and delivered by MBC and Funding, as applicable, and the other parties thereto; (iv) all necessary action, corporate or other, including any required action by the board of directors, or any authorized committee thereof, of (A) Funding, on behalf of Funding, or (B) MBC on behalf of MBC and/or in its capacity as the sole shareholder of Funding, or (C) any other action has been taken by MBC or Funding, as applicable, to approve the issuance, sale and terms of the Notes and related matters; (v) the Indenture has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Notes and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the organizational or governing documents of MBC or Funding, as applicable, or result in a default under or breach of any agreement or instrument binding upon MBC and/or Funding, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over MBC and/or Funding, as applicable; and (v) the Notes have been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and duly issued in accordance with the Indenture, and the underwriting agreement, the Notes will constitute valid and binding obligations of the Funding, enforceable against Funding in accordance with their respective terms under the laws of the State of New York.

2.    With respect to the Guarantee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) a final prospectus with respect to the Notes and the Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) all necessary action, corporate or other, including any required action by the Funding Board, or any authorized committee thereof, or other action has been taken by Funding, to approve the issuance, sale and terms of the Notes; (iv) all necessary action, corporate or other, including any required action by the MBC Board, or any authorized committee thereof, on behalf of MBC and/or in its capacity as the sole shareholder of Funding, or other action has been taken by MBC, to approve the issuance, sale and terms of the Notes and the Guarantee; (v) the Indenture has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Guarantee and of its issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the organizational or governing documents of MBC, or result in a default under or breach of any agreement or instrument binding upon MBC, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over MBC; (vii) an agreement reflecting the terms of the Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and duly issued in accordance with the Indenture and the underwriting agreement,; and (viii) the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the definitive underwriting or similar agreement approved by the MBC Board and the Funding Board, upon payment of the consideration therefor provided for therein, the Guarantee will constitute valid and binding obligations of MBC, enforceable against MBC, in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)   the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)   we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the applicable Indenture or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party of such affiliates;

(c)   except to the extent expressly stated in the opinions contained herein, we have assumed that the Indenture constitutes the valid and binding obligation of each party to such Indenture, enforceable against such party in accordance with its terms;

(d)   we do not express any opinion with respect to the enforceability of any provision contained in the Indenture relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)   we do not express any opinion with respect to the enforceability of any provision of the Indenture to the extent that such section purports to bind MBC and/or Funding, as applicable, to the exclusive jurisdiction of any particular federal, state or other court or courts;

(f)   we do not express any opinion as to the enforceability of the Guarantee to the extent that the terms of such Guarantee provide that the obligations of MBC are absolute and unconditional irrespective of the enforceability or genuineness of the Notes and the Indenture or the effect thereof on the opinions stated herein;

(g)   we do not express any opinion with respect to the enforceability of any provisions contained in the Indenture to the extent that such provisions limit the obligation of MBC and/or Funding under such Indenture or any right of contribution of any party with respect to the Guarantee;

(h)   we call to your attention that irrespective of the agreement of the parties to the Indenture, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal, state or other courts in any action arising out of or relating to the Indenture; and

(i)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Indenture, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In rendering the opinions set forth above, we have assumed that the execution and delivery by MBC and Funding, respectively, of the Indenture and the performance by each of MBC and Funding of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which MBC, Funding or their respective properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Morse, Zelnick, Rose & Lander, LLP